UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2010

C&D Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9389	13-3314599
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Union Meeting Road, Blue Bell, Pennsylvania		19422
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 619-2700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreements.

See “Item 2.03 – Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” for Amendment No. 1 to Amended and Restated Loan and Security Agreement dated as of April 20, 2010 (the “Amendment”) by and among Wells Fargo Bank, N.A., as successor by merger to Wachovia Bank, N.A., as agent, the parties from time to time to the Credit Agreement, C&D Technologies, Inc. (the “Company”), C&D Charter Holdings, Inc., C&D International Investment Holdings Inc., and C&D Energy Storage, LLC, as agreed to by Ableco, L.L.C., and certain related agreements.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On April 20, 2010, the Company completed the Amendment to the Credit Agreement. The Amendment increased the total size of the credit facility to $75 million by the addition of a $20 million term loan tranche. All obligations under the term loan tranche are secured by a first priority lien on all of the Company’s personal property, as well as that of the Guarantors, along with certain of its real estate. Repayment of the indebtedness under the term loan tranche is subordinate to the repayment of indebtedness owed under the revolving credit line tranche of the credit facility.

The term loan tranche is payable on the earlier to occur of June 6, 2013 and the termination of the credit facility. The term loan tranche initially bears interest at the rate of 11.25 percent plus the greater of (i) LIBOR and (ii) 3 percent. The term loan tranche of the credit facility is subject to the same customary affirmative and negative covenants, as well as financial covenants, as stated in the Credit Agreement. In addition, for the one-year period following the Amendment, the Company has a requirement to maintain minimum excess availability under the Credit Agreement of $15 million. The Company expects to maintain excess availability above this $15 million minimum. There are also minimum EBITDA requirements, subject to an event of default, beginning with the Company’s quarter ended April 30, 2011. The Credit Agreement, as amended by the Amendment, still requires the Company to maintain a minimum fixed charge coverage ratio of 1.1:1.0 on a consolidated basis which becomes applicable only if the availability under the revolving credit line tranche falls below $10 million.

The description of the provisions of the Amendment is qualified in its entirety by reference to the full and complete terms set forth in the Amendment, a copy of which is filed as an exhibit to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Amendment No. 1 to Amended and Restated Loan and Security Agreement dated April 20, 2010 by and among Wells Fargo Bank, N.A., as successor by merger to Wachovia Bank, N.A., as agent, the parties from time to time to the Credit Agreement, C&D Technologies, Inc., C&D Charter Holdings, Inc., C&D International Investment Holdings Inc., and C&D Energy Storage, LLC, as agreed to by Ableco, L.L.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&D TECHNOLOGIES, INC.

By:	/S/ IAN J. HARVIE
Ian J. Harvie, Vice President and Chief Financial Officer

April 20, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Amendment No. 1 to Amended and Restated Loan and Security Agreement dated April 20, 2010 by and among Wells Fargo Bank, N.A., as successor by merger to Wachovia Bank, N.A., as agent, the parties from time to time to the Credit Agreement, C&D Technologies, Inc., C&D Charter Holdings, Inc., C&D International Investment Holdings Inc., and C&D Energy Storage, LLC, as agreed to by Ableco, L.L.C.

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